Exhibit 10.41

Promissory Note

Hartford, Connecticut

$10,500,000.00	July 9, 2009

FOR VALUE RECEIVED, the undersigned, GRIFFIN LAND & NURSERIES, INC., a corporation organized and existing under the laws of the State of Delaware and having an office and mailing address of 204 West Newberry Road, Bloomfield, Connecticut 06002-1308 (the “Borrower”), promises to pay to the order of PEOPLE’S UNITED BANK, a federal savings bank with an office at One Financial Plaza, Hartford, Connecticut 06103 (the “Lender”), the principal sum of up to TEN MILLION FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($10,500,000.00), or so much thereof as may be advanced pursuant to that certain Loan and Security Agreement by and between the Borrower and the Lender and dated of even date herewith (the “Loan Agreement”) plus interest, payable at the rate and in the manner provided in paragraphs 1 and 2 of this Note, together with all taxes assessed upon said sum against the holder hereof, and any costs and expenses, including reasonable attorneys’ fees, incurred in the collection of this Note, the foreclosure of the Open-End Mortgage Deed and Security Agreement from Borrower to Lender and dated of even date herewith (the “Mortgage”) securing, inter alia, this Note or in enforcing the terms and conditions of the Loan Agreement or in protecting or sustaining the lien of said Mortgage.  Said amounts of principal, interest, fees, costs and expenses are collectively referred to in this Note as the “Entire Note Balance”.

1. INTEREST RATE.

(a) The outstanding principal balance of this Note shall bear interest at a rate per annum equal to the LIBOR Rate (as hereinafter defined) plus three hundred eight (308) basis points for each LIBOR Interest Period (as hereinafter defined), which rate shall apply until the Maturity Date (as hereinafter defined) or the sooner imposition of Default Rate (as hereafter defined).  In the event that the Lender determines in its reasonable estimation (which determination shall be final and conclusive) at any time that the making or continuation of or conversion of the interest rate on the outstanding principal balance of this Note to the LIBOR Rate has been made impracticable or unlawful by (i) the occurrence of a contingency that materially and adversely affects the London Interbank Market, or (ii) compliance by the Lender with any law or governmental regulation, guideline or order or interpretation or change thereof by any governmental authority charged with the interpretation or administration thereof or with any request or directive of any such governmental authority (whether having the force of law or not), then, and in any such event, the Lender shall promptly notify the Borrower of the Lender’s determination, and until the Lender notifies the Borrower that the circumstances giving rise to the Lender’s determination no longer apply or exist, the LIBOR Rate shall be suspended and interest on the outstanding principal balance of this Note shall be payable at the USD-LIBOR-Reference Banks rate (as hereinafter defined) plus three hundred eight (308) basis points for each LIBOR Interest Period.  Notification from the Lender of a determination of the existence of one of the contingencies discussed above shall not take effect until the expiration of the then current LIBOR Interest Period.  Notwithstanding anything contained herein to the contrary, any outstanding principal balance of this Note which is not covered by an Interest Rate Protection Agreement (as defined in the Loan Agreement) shall bear interest at a rate per annum equal to the greater of (i) the LIBOR Rate plus three hundred eight (308) basis points for each LIBOR

Interest Period, or (ii) six and twenty-five one-hundredths percent (6.25%), which rate shall apply until the Maturity Date or the sooner imposition of the Default Rate.

(b) Definitions.  For purposes of this Note, the following definitions shall apply:

(i) “LIBOR Interest Period” means, for the Initial Tranche (as defined in the Loan Agreement), the period commencing on the date hereof and ending on (but not including) the first day of the first month following the month in which this Note is dated, and for each Future Tranche (as defined in the Loan Agreement), the period commencing on the date each Future Tranche is made and ending on (but not including) the first day of the first month following the date of each Future Tranche, and thereafter for all Tranches (as defined in the Loan Agreement), each period commencing on the last day of the immediately preceding LIBOR Interest Period and ending one month thereafter; subject, however, to the following provisions:  (1) if any LIBOR Interest Period would otherwise end on a day which is not a LIBOR Business Day (as hereinafter defined), that LIBOR Interest Period shall be extended to the next succeeding LIBOR Business Day unless the result of such extension would be to carry such LIBOR Interest Period into another calendar month, in which event such LIBOR Interest Period shall end on the immediately preceding LIBOR Business Day; and (2) any LIBOR Interest Period that begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Interest Period) shall end on the last LIBOR Business Day of the following calendar month.

(ii) “LIBOR Rate” applicable to a particular LIBOR Interest Period shall mean a rate per annum equal to the rate for US Dollar deposits with maturities of one (1) month, which appears on the Reuters Screen LIBOR01 Page as of 11:00 a.m., London Time, on the day that is two LIBOR Business Days (as hereinafter defined) preceding the Reset Date (as hereinafter defined), provided, however, that if such rate does not appear on the Reuters Screen LIBOR01 Page, the “LIBOR Rate” applicable to such LIBOR Interest Period shall mean a rate per annum equal to the rate at which US Dollar deposits in an amount approximately equal to the outstanding principal balance and with maturities of one (1) month, are offered in immediately available funds in the London Interbank Market on the day that is two LIBOR Business Days preceding the Reset Date. If the day that is two LIBOR Business Days preceding the Reset Date is not a LIBOR Business Day (as hereinafter defined) the LIBOR Rate for such LIBOR Interest Period shall be established on the next LIBOR Business Day subsequent to the commencement of the LIBOR Interest Period.  Each determination of the LIBOR Rate applicable to a particular LIBOR Interest Period shall be made by the Lender and shall be conclusive and binding upon the Borrower absent manifest error.

In the event the Board of Governors of the Federal Reserve System shall impose a reserve requirement with respect to LIBOR deposits of the Lender, then for any period during which such reserve requirements shall apply, the LIBOR Rate shall be equal to the LIBOR Rate amount determined above divided by an amount equal to one (1.00) minus the Eurocurrency Reserve Rate (as hereinafter defined).

(iii) “LIBOR Business Day” shall mean any day on which commercial banks are open for international business (including dealings in US dollar deposits) in London and New York.

(iv) “Eurocurrency Reserve Rate” shall mean the weighted average of the rates (expressed as a decimal) at which the Lender would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System against “Eurocurrency Liabilities” (as that term is used in Regulation D), if such liabilities were outstanding.  The Eurocurrency Reserve Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Rate.

(v) “Reset Date” is the date the LIBOR Rate changes as of the first day of each LIBOR Interest Period.

(vi) “USD-LIBOR-Reference Banks Rate” shall mean the USD-LIBOR-Reference Banks Rate as defined in the definitions and provisions contained in the 2006 ISDA Definitions as published by the International Swaps and Derivatives Association, Inc.

(c) Upon the occurrence, and during the continuance, of any Event of Default, as defined in this Note, the Mortgage or the Loan Agreement, the entire principal amount of this Note and all interest and other sums due thereon, at the option of Lender shall become immediately due and payable. Should an Event of Default occur, the outstanding balance of this Note shall bear interest at the rate set forth herein plus five percent (5%) per annum (the “Default Rate”) during the continuation of such Event of Default.

2. PAYMENTS.

(a) The principal amount of the Initial Tranche in the amount of EIGHT MILLION FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($8,500,000.00) shall be payable in monthly installments in the amounts and on the dates set forth in Schedule A attached hereto and made a part hereof, together with interest accrued thereon at the rate set forth in paragraph 1(a) above.  The principal amounts of any Future Tranches shall be payable in monthly installments in the amounts and on the dates set forth in supplemental schedules to this Note which shall be attached hereto and made a part hereof, together with interest accrued thereon at the rate set forth in paragraph 1(a) above.  Such monthly principal amounts payable with respect to each Future Tranche shall be based upon a twenty-five (25) year amortization schedule from the time of the advance of the applicable Future Tranche.

(b) All interest shall be computed on a daily basis and calculated on the basis of a three hundred sixty (360) day year for the actual number of days elapsed, to be payable in arrears on the unpaid principal balance outstanding.

(c) All monthly payments of principal and/or interest required pursuant to the terms of this Note shall be made together with one-twelfth (1/12) of the annual real estate taxes, insurance premiums and other charges and assessments which may accrue against the property if the same are being escrowed pursuant to the Mortgage.

3. MATURITY.  The Entire Note Balance, if not sooner paid, shall be due and payable without notice or demand on August 1, 2019 (the “Maturity Date”).

4. PREPAYMENT.  Borrower may prepay this Note in whole or in part at any time only upon thirty (30) days prior notice to Lender (the “Prepayment Notice”) and the payment to Lender of a prepayment fee (the “Prepayment Fee”).  Without in any way limiting or modifying fees payable by Borrower to Lender under the terms of the separate Interest Rate Protection Agreement (as defined in the Loan Agreement), the Prepayment Fee shall be equal any LIBOR Breakage Fees (as defined below) if the prepayment is made on a day other than the last day of any LIBOR Interest Period.

As used herein, “LIBOR Breakage Fees” shall equal such amounts as shall, in the judgment of the Lender (which shall be conclusive so long as made on a reasonable basis), compensate it for any actual loss, cost or expense actually incurred by it as a result of (i) any payment or prepayment (under any circumstances whatsoever, whether voluntary or involuntary by acceleration or otherwise) of any portion of the principal amount bearing interest at the LIBOR Rate on a date other than the last day of an applicable LIBOR Interest Period, or (ii) the conversion (for any reason whatsoever, whether voluntary or involuntary by acceleration or otherwise) of the rate of interest payable under this Note from the LIBOR Rate to the rate based on the Prime Rate with respect to any portion of the principal amount then bearing interest at the LIBOR Rate on a date other than the last day of an applicable LIBOR Interest Period, which amount shall be an amount equal to the present value (using as a discount rate the rate at which interest is computed pursuant to clause (y) below) of the excess, if any, of (x) the amount of interest that would have accrued at the LIBOR Rate on the amount so prepaid or converted, as the case may be, for the period from the date of occurrence to the last day of the applicable LIBOR Interest Period over (y) the amount of interest (as determined in good faith by the Lender) that the Lender would have been paid on a Euro-Dollar deposit placed by the Lender with leading banks in the London Interbank Market for an amount comparable to the amount so prepaid, converted, not advanced or not borrowed, continued or converted, as the case may be, for the period from the date of occurrence to the last day of the applicable LIBOR Interest Period.

Notwithstanding anything contained herein to the contrary, the Borrower shall be responsible, in addition to any Prepayment Fee, for the payment of any reasonable administrative costs incurred by Lender in connection with such prepayment.  If this Note shall be accelerated for any reason whatsoever, the applicable Prepayment Fee in effect as of the date of such acceleration shall be paid.

5. APPLICATION OF PAYMENTS.  Payments will be applied first to fully pay costs and expenses incurred by holder in collecting this Note or in sustaining and/or enforcing any security granted to secure this Note, then to fully pay any outstanding late charges or prepayment, then to fully pay accrued interest and the remainder will be applied to principal.

6. LATE CHARGE.  Borrower shall pay the holder of this Note a late charge of five percent (5%) of any monthly installment not received by the holder within ten (10) days after the installment is due, to cover the additional expenses involved in handling such overdue installment.  This charge shall be in addition to, and not in lieu of, any other remedy the holder of this Note may have and is in addition to any reasonable fees and charges of any agents or attorneys which the holder of this Note is entitled to employ in the Event of Default hereunder, whether authorized herein or by law.  Borrower will pay this late charge promptly but only once for each late payment.

7. DEFAULT.  Upon the occurrence and during the continuance of any Event of Default (as hereafter defined), the Entire Note Balance shall, at the option of the holder hereof, become immediately due and payable without notice or demand.

An “Event of Default” is defined as any one of the following: (i) default in the payment of any interest, principal, or other amounts due hereunder during the term of this loan and such default continuing for a period of ten (10) days after the due date thereof; (ii) default in the payment of any principal or other amounts due upon the Maturity Date; (iii) the occurrence of any other Event of Default as defined in the Loan Agreement.

8. PREJUDGMENT REMEDY WAIVER.  BORROWER ACKNOWLEDGES AND REPRESENTS THAT THE LOAN EVIDENCED BY THIS NOTE IS A COMMERCIAL TRANSACTION AND THAT THE PROCEEDS OF THE LOAN SHALL NOT BE USED FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES. THE BORROWER HEREBY VOLUNTARILY WAIVES ANY RIGHTS TO NOTICE OR HEARING UNDER CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES AS NOW OR HEREAFTER AMENDED, OR AS OTHERWISE REQUIRED BY ANY LAW WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE HOLDER MAY ELECT TO USE WITH RESPECT TO ANY OF THE COLLATERAL (AS DEFINED IN THE LOAN AGREEMENT).

9. DELAY IN ENFORCEMENT.  The liability of Borrower under this Note is unconditional and shall not be affected by any extension of time, renewal, waiver or any other modification whatsoever, granted or consented to by the holder.  Any failure by the holder to exercise any right it may have under this Note is not a waiver of the holder’s right to exercise the same or any other right at any other time.

10. CHANGES.  No agreement by the Lender to change, waive or release the terms of this Note will be valid unless it is in writing and signed by the Lender.

11. WAIVER, JURY TRIAL WAIVER.  BORROWER WAIVES PRESENTMENT, DEMAND FOR PAYMENT AND NOTICE OF DISHONOR.  BORROWER FURTHER WAIVES A TRIAL BY JURY IN ANY ACTION WITH RESPECT TO THIS NOTE AND AS TO ANY ISSUES ARISING RELATING TO THIS NOTE OR TO THE INSTRUMENTS SECURING THIS NOTE.

12. GOVERNING LAW; JURISDICTION AND VENUE.  THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF CONNECTICUT, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.  Any action or proceeding to enforce or defend any rights under this Note or under any agreement, instrument or other document contemplated hereby or related hereto; directly or indirectly related to, or connected with, the Loan evidenced hereby or the negotiation, administration or enforcement thereof; or arising from the debtor/creditor relationship of the Borrower and the Lender shall be brought either in the Superior Court of Connecticut or the United States District Court for the District of Connecticut; provided, however, that any action or suit on this Note or the Mortgage or Collateral Assignment (as defined in the Loan Agreement) securing this Note may, at the Lender’s sole option, be brought either in any State or Federal court located within the County in which the property securing this Note is located or other Connecticut Court properly having jurisdiction.  The parties hereto agree that any proceeding instituted in either of such courts shall be of proper venue, and waive any right to challenge the venue of such courts or to seek the transfer or relocation of any such proceeding for any reasons.  The parties hereto further agree that such courts shall have personal jurisdiction over the parties.  Any judgment or decree obtained in any such action or proceeding may be filed or enforced in any other appropriate court.

13. RIGHT OF SET-OFF.  During the continuance of any Event of Default as defined in this Note, the Lender shall have the right to set-off all sums then present or in transit to the Operating Account (as defined in the Loan Agreement) and the Master Lease Reserve Account (as defined in the Loan Agreement), to the Entire Note Balance without prior notice or demand.

14. INVALIDITY.  If any provision of this Note or the application of any provision to any person or circumstance shall be invalid or unenforceable, neither the balance of this Note nor the application of the provision to other persons or circumstances shall be affected.

15. NOTE SECURED BY MORTGAGE.  This Note is secured, inter alia, by the Open-End Mortgage Deed and Security Agreement, conveying certain real estate and property therein described (the “Property”) and to be duly recorded on the appropriate land records of the Town in which the Property is located.

16. BINDING EFFECT.  The provisions of this Note are binding on the assigns and successors of the Borrower and shall inure to the benefit of the Lender and its assigns permitted pursuant to Section 11.18 of the Loan Agreement and its successors.

17. INTERPRETATION.  Captions and headings used in this Note are for convenience only.  The singular includes the plural and the plural includes the singular. “Any” means any and all.

18. USURY SAVINGS CLAUSE.  It is the intent of Lender and Borrower to comply at all times with applicable usury laws.  If at any time such laws would render usurious any amounts called for under this Note or any of the other Loan Documents (as defined in the Loan Agreement), then it is Borrower’s and Lender’s express intention that such excess amount be immediately credited on the principal balance of this Note (or, if this Note has been fully paid, refunded by Lender to Borrower, and Borrower shall accept such refund), and the provisions hereof and thereof be immediately deemed to be reformed and the amounts thereafter collectible hereunder reduced to comply with the then applicable laws, without the necessity of the execution of any further documents, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder.  To the extent permitted by law, any such crediting or refund shall not cure or waive any default by Borrower under this Note or any of the other Loan Documents.  If at any time following any such reduction in the interest rate payable by Borrower, there remains unpaid any principal amounts under this Note and the maximum interest rate permitted by applicable law is increased or eliminated, then the interest rate payable hereunder shall be readjusted, to the extent permitted by applicable law, so that the total dollar amount of interest payable hereunder shall be equal to the dollar amount of interest which would have been paid by Borrower without giving effect to the reduction in interest resulting from compliance with the applicable usury laws theretofore in effect. Borrower agrees, however, that in determining whether or not any interest payable under this Note or any of the other Loan Documents is usurious, any non-principal payment (except payments specifically stated in this

Note or in any other Loan Document to be interest), including, without limitation, prepayment fees and late charges, shall be deemed to the extent permitted by law, to be an expense, fee, premium or penalty rather than interest.

19. OTHER OBLIGATIONS.  To the extent the Entire Note Balance is reduced or paid in full by reason of any payment to the Lender, and all or any part of such payment is rescinded, avoided or recovered from the Lender for any reason whatsoever, including, without limitation, any proceedings in connection with the insolvency, bankruptcy or reorganization of the Borrower, the amount of such rescinded, avoided or returned payment shall be added to or, in the event this Note has been previously paid in full, shall revive the principal balance of this Note upon which interest may be charged at the applicable rate set forth in this Note and shall be considered part of the Entire Note Balance and all terms and provisions herein shall thereafter apply to same.

20. EXCULPATION.  Subject to the qualifications below, Lender shall not enforce the liability and obligations of Borrower to perform and observe the obligations contained in this Note, the Mortgage or in any of the other Loan Documents by any action or proceeding wherein a money judgment shall be sought against Borrower, except that Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon its interests under this Note, the Mortgage and the other Loan Documents, or in the property pledged to the Lender in the Mortgage, the rentals or property income or profit received from the Property (as defined in the Loan Agreement) or any other collateral given to Lender pursuant to the Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of Borrower’s interest in the Property and all such other collateral given to Lender.  By accepting this Note, the Mortgage and the other Loan Documents, Lender agrees that it shall not except as otherwise herein provided, sue for, seek or demand any deficiency judgment against Borrower in any such action or proceeding under or by reason of or under or in connection with this Note, the Mortgage or the other Loan Documents.  The provisions of such exculpation, however, shall not (1) constitute a waiver, release or impairment of any obligation evidenced or secured by any of the Loan Documents; (2) impair the right of Lender to name Borrower as a party defendant in any action or suit for foreclosure and sale under the Mortgage; (3) affect the validity or enforceability of any guaranty or indemnity made in connection with the Loan or any of the rights and remedies of the Lender thereunder; (4) impair the right of Lender to obtain the appointment of a receiver; (5) impair the enforcement of the Collateral Assignment (as defined in the Loan Agreement); or (6) constitute a waiver of the right of Lender to enforce the liability and obligation of Borrower, by money judgment or otherwise, to the extent of, but only to the extent of:

(i) all costs, expenses, damages (excluding, however, consequential, exemplary or punitive damages) or losses actually incurred by the Lender in connection with the enforcement of the Note, the Mortgage or any other Loan Document and directly or indirectly resulting from any of the following:

(A) the presence of hazardous waste or asbestos in, on or under the Property as set forth in a separate environmental indemnity to be signed by Borrower;

(B) any security deposits or other refundable deposits collected with respect to the Property which are not delivered to Lender upon a foreclosure of the Property or action in lieu thereof, except to the extent any such security deposits were applied in accordance with the terms and conditions of any of the leases or rental agreements affecting the Property prior to the occurrence of an Event of Default under this Note, the Mortgage or any other Loan Documents that gave rise to such foreclosure or action in lieu thereof;

(C) the misapplication or conversion by Borrower of (1) any insurance proceeds paid by reason of any loss, damage or destruction to the Property, or (2) any awards or other amounts received in connection with the condemnation of all or a portion of the Property;

(D) physical waste committed on the Property by the Borrower or its affiliates or employees; damage to the Property as a result of the intentional misconduct or gross negligence of Borrower or any affiliate thereof, or any agent or employee of any such persons to the extent not covered by the Borrower’s insurance; or the removal of any portion of the Property in violation of the terms of the Loan Documents following an Event of Default; or

(E) to the extent that Borrower has retained, misapplied, misappropriated or converted rents or other income from the Property (1) after an Event of Default, or (2) prior to applying the rents or other income from the Property to the monthly mortgage debt service obligations or operating expenses directly attributable to the Property (including but not limited to real estate taxes, insurance charges and utilities) but nothing herein shall prevent or limit Borrower’s distribution of excess income after Borrower has discharged its obligations for current scheduled debt service obligations and property expenses on a monthly basis as long as the distributions are not made when Borrower is already aware that the Property will not generate sufficient ongoing cash flow to pay such expenses on a going forward basis.

(ii) repayment of the entire sums due under the Note and all other charges, expenses and obligations of the Borrower pursuant to the Mortgage, Loan Agreement and other Loan Documents upon the occurrence of any of the following events:

(A) the commission of any fraud, material misrepresentation or willful misconduct by Borrower or any of its officers, or any other person authorized to make statements or representations, or act, on behalf of Borrower in connection with the Loan;

(B) the Property or any part thereof or interest therein shall be encumbered by a voluntary lien in violation of the terms of the Loan Documents;

(C) failure to maintain or cause to be maintained any insurance policies required under the Mortgage beyond any applicable period of notice and cure, or to pay or provide or cause to be provided the amount of any insurance deductible, to the extent of the applicable deductible, following a casualty event or other insured event;

(D) any voluntary breach or violation of the due on sale provisions or transfer of ownership of the Property, or any portion thereof, other than as may be permitted in the Loan Documents; or

(E) if the Property or any part thereof shall become an asset in either (a) a voluntary bankruptcy filing or insolvency proceeding, or (b) an involuntary bankruptcy proceeding which is commenced by the Borrower or an entity owned or controlled by Borrower (collectively “Related Party”) and Borrower or Related Party objects to a motion for relief from stay or injunction following a voluntary or involuntary bankruptcy or insolvency proceeding; or

(F) the breach of any material representation, warranty, covenant or indemnification provision in that certain environmental indemnity to be signed by Borrower or in the Mortgage concerning environmental laws, hazardous substances or asbestos;

(b) Nothing herein shall be deemed to be a waiver of any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provision of the U.S. Bankruptcy Code to file a claim for the full amount of the indebtedness secured by the Mortgage or to require that all collateral shall continue to secure all of the indebtedness owing to Lender in accordance with the Note, the Mortgage and the other Loan Documents.

IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed the day and year first written above.

BORROWER:
GRIFFIN LAND & NURSERIES, INC.,
a Delaware corporation

By:	/s/Anthony J. Galici
Name: Anthony J. Galici
Title: Vice President

Schedule A – Principal Pay Down Schedule

1st Day Accrual	Last Day Accrual/Payment Dates	Principal Balance	Principal Payment Last Day Accrual
7/9/2009	9/1/2009	8,500,000.00	10,693.78
9/1/2009	10/1/2009	8,489,306.22	10,755.09
10/1/2009	11/2/2009	8,478,551.12	10,816.76
11/2/2009	12/1/2009	8,467,734.37	10,878.77
12/1/2009	1/4/2010	8,456,855.59	10,941.14
1/4/2010	2/1/2010	8,445,914.45	11,003.87
2/1/2010	3/1/2010	8,434,910.58	11,066.96
3/1/2010	4/1/2010	8,423,843.62	11,130.41
4/1/2010	5/4/2010	8,412,713.20	11,194.23
5/4/2010	6/1/2010	8,401,518.98	11,258.41
6/1/2010	7/1/2010	8,390,260.57	11,322.96
7/1/2010	8/2/2010	8,378,937.61	11,387.87
8/2/2010	9/1/2010	8,367,549.74	11,453.16
9/1/2010	10/1/2010	8,356,096.57	11,518.83
10/1/2010	11/1/2010	8,344,577.75	11,584.87
11/1/2010	12/1/2010	8,332,992.88	11,651.29
12/1/2010	1/4/2011	8,321,341.58	11,718.09
1/4/2011	2/1/2011	8,309,623.49	11,785.27
2/1/2011	3/1/2011	8,297,838.22	11,852.84
3/1/2011	4/1/2011	8,285,985.38	11,920.80
4/1/2011	5/3/2011	8,274,064.58	11,989.15
5/3/2011	6/1/2011	8,262,075.43	12,057.88
6/1/2011	7/1/2011	8,250,017.55	12,127.02
7/1/2011	8/1/2011	8,237,890.53	12,196.54
8/1/2011	9/1/2011	8,225,693.99	12,266.47
9/1/2011	10/3/2011	8,213,427.52	12,336.80
10/3/2011	11/1/2011	8,201,090.72	12,407.53
11/1/2011	12/1/2011	8,188,683.19	12,478.67
12/1/2011	1/3/2012	8,176,204.52	12,550.21
1/3/2012	2/1/2012	8,163,654.31	12,622.16
2/1/2012	3/1/2012	8,151,032.15	12,694.53
3/1/2012	4/2/2012	8,138,337.62	12,767.31
4/2/2012	5/1/2012	8,125,570.30	12,840.51
5/1/2012	6/1/2012	8,112,729.79	12,914.13
6/1/2012	7/2/2012	8,099,815.66	12,988.17
7/2/2012	8/1/2012	8,086,827.48	13,062.64
8/1/2012	9/4/2012	8,073,764.85	13,137.53
9/4/2012	10/1/2012	8,060,627.31	13,212.85
10/1/2012	11/1/2012	8,047,414.46	13,288.61
11/1/2012	12/3/2012	8,034,125.86	13,364.79
12/3/2012	1/2/2013	8,020,761.06	13,441.42
1/2/2013	2/1/2013	8,007,319.64	13,518.48

2/1/2013	3/1/2013	7,993,801.16	13,595.99
3/1/2013	4/2/2013	7,980,205.17	13,673.94
4/2/2013	5/1/2013	7,966,531.23	13,752.34
5/1/2013	6/3/2013	7,952,778.89	13,831.18
6/3/2013	7/1/2013	7,938,947.71	13,910.48
7/1/2013	8/1/2013	7,925,037.23	13,990.24
8/1/2013	9/3/2013	7,911,046.99	14,070.45
9/3/2013	10/1/2013	7,896,976.54	14,151.12
10/1/2013	11/1/2013	7,882,825.43	14,232.25
11/1/2013	12/2/2013	7,868,593.17	14,313.85
12/2/2013	1/2/2014	7,854,279.33	14,395.91
1/2/2014	2/3/2014	7,839,883.41	14,478.45
2/3/2014	3/3/2014	7,825,404.96	14,561.46
3/3/2014	4/1/2014	7,810,843.50	14,644.95
4/1/2014	5/1/2014	7,796,198.55	14,728.91
5/1/2014	6/2/2014	7,781,469.64	14,813.36
6/2/2014	7/1/2014	7,766,656.28	14,898.29
7/1/2014	8/1/2014	7,751,758.00	14,983.70
8/1/2014	9/2/2014	7,736,774.29	15,069.61
9/2/2014	10/1/2014	7,721,704.68	15,156.01
10/1/2014	11/3/2014	7,706,548.67	15,242.90
11/3/2014	12/1/2014	7,691,305.77	15,330.30
12/1/2014	1/2/2015	7,675,975.47	15,418.19
1/2/2015	2/2/2015	7,660,557.28	15,506.59
2/2/2015	3/2/2015	7,645,050.70	15,595.49
3/2/2015	4/1/2015	7,629,455.21	15,684.91
4/1/2015	5/1/2015	7,613,770.30	15,774.83
5/1/2015	6/1/2015	7,597,995.47	15,865.28
6/1/2015	7/1/2015	7,582,130.19	15,956.24
7/1/2015	8/3/2015	7,566,173.95	16,047.72
8/3/2015	9/1/2015	7,550,126.24	16,139.73
9/1/2015	10/1/2015	7,533,986.51	16,232.26
10/1/2015	11/2/2015	7,517,754.25	16,325.33
11/2/2015	12/1/2015	7,501,428.92	16,418.92
12/1/2015	1/4/2016	7,485,010.00	16,513.06
1/4/2016	2/1/2016	7,468,496.94	16,607.73
2/1/2016	3/1/2016	7,451,889.21	16,702.95
3/1/2016	4/1/2016	7,435,186.26	16,798.71
4/1/2016	5/3/2016	7,418,387.54	16,895.03
5/3/2016	6/1/2016	7,401,492.51	16,991.89
6/1/2016	7/1/2016	7,384,500.62	17,089.31
7/1/2016	8/1/2016	7,367,411.31	17,187.29
8/1/2016	9/1/2016	7,350,224.02	17,285.83
9/1/2016	10/3/2016	7,332,938.19	17,384.94
10/3/2016	11/1/2016	7,315,553.25	17,484.61
11/1/2016	12/1/2016	7,298,068.64	17,584.86
12/1/2016	1/3/2017	7,280,483.78	17,685.68
1/3/2017	2/1/2017	7,262,798.11	17,787.07

2/1/2017	3/1/2017	7,245,011.03	17,889.05
3/1/2017	4/3/2017	7,227,121.98	17,991.62
4/3/2017	5/2/2017	7,209,130.36	18,094.77
5/2/2017	6/1/2017	7,191,035.59	18,198.51
6/1/2017	7/3/2017	7,172,837.08	18,302.85
7/3/2017	8/1/2017	7,154,534.23	18,407.79
8/1/2017	9/1/2017	7,136,126.45	18,513.32
9/1/2017	10/2/2017	7,117,613.12	18,619.47
10/2/2017	11/1/2017	7,098,993.65	18,726.22
11/1/2017	12/1/2017	7,080,267.44	18,833.58
12/1/2017	1/2/2018	7,061,433.85	18,941.56
1/2/2018	2/1/2018	7,042,492.29	19,050.16
2/1/2018	3/1/2018	7,023,442.13	19,159.38
3/1/2018	4/3/2018	7,004,282.75	19,269.23
4/3/2018	5/1/2018	6,985,013.52	19,379.71
5/1/2018	6/1/2018	6,965,633.82	19,490.82
6/1/2018	7/2/2018	6,946,143.00	19,602.56
7/2/2018	8/1/2018	6,926,540.44	19,714.95
8/1/2018	9/4/2018	6,906,825.49	19,827.98
9/4/2018	10/1/2018	6,886,997.50	19,941.66
10/1/2018	11/1/2018	6,867,055.84	20,056.00
11/1/2018	12/3/2018	6,846,999.84	20,170.98
12/3/2018	1/2/2019	6,826,828.86	20,286.63
1/2/2019	2/1/2019	6,806,542.23	20,402.94
2/1/2019	3/1/2019	6,786,139.29	20,519.92
3/1/2019	4/1/2019	6,765,619.37	20,637.57
4/1/2019	5/1/2019	6,744,981.81	20,755.89
5/1/2019	6/3/2019	6,724,225.92	20,874.89
6/3/2019	7/1/2019	6,703,351.03	20,994.57
07/01/19	08/01/19	6,682,356.46	6,682,356.46